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DIRTT HOW TO VOTE LETTER TO SHAREHOLDERS BOARD OF DIRECTORS DIRTT MOMENTUM FAQ CONTACT Change is well under way. Don’t stop DIRTT’s momentum. DIRTT’s refreshed and highly qualified Board has built meaningful momentum to position the Company for growth and deliver shareholder value. DIRTT is now well positioned for future growth and to empower people with agile environments that flourish in times of change. The Company is more focused, more strategic and more flexible — and replacing any member of the Board with unproven and unqualified directors will fracture the Company and lose the progress we’ve made. Live Chat

In the past two months, your Board: Has replaced the CEO with an interim CEO while actively searching for a suitable permanent replacement CEO Has reduced fixed operating expenses by 14% Has revised the pricing strategy Has reconfigured and rationalized the manufacturing footprint Is sharpening the sales focus on high-margin products Has strengthened relationships with partners Is streamlining how DIRTT goes to market Is rebranding and repositioning the Company Stick with the change you can trust. Vote the BLUE proxy. VOTE NOW Live Chat

Meaningful change. Meaningful momentum. The Board has restored management’s focus on DIRTT’s key strategic pillars of product innovation, manufacturing excellence and commercial execution. LEARN ABOUT OUR EARLY SUCCESSES READ INVESTOR DECK Letter to shareholders March 24, 2022 Dear Fellow Shareholders, We are at a pivotal moment in DIRTT’s journey – and the Company’s future is in your hands. DIRTT has momentum and is now well positioned for future growth and to empower people with agile environments that flourish in times of change. A refreshed and highly qualified board of directors (the “Board”) with wide-ranging and specifically chosen complementary skill sets has responded to feedback from major shareholders and is strategically and actively refocusing the Company to improve financial performance and enhance shareholder value.

DIRTT is becoming more focused, more strategic and more responsive to the changing market. Our partners and customers are noticing, and they’re coming to us with new and distinctive opportunities. Our employees are excited to be on a high-performing team once again. Change is well underway. That’s why the vote before you is the last place we wanted to be. At this critical time, 22NW Fund, LP (“22NW”), has launched a needless, costly and time-consuming attack on DIRTT and its progress. DIRTT has made every effort to achieve a settlement, but 22NW has refused. Why? 22NW has no articulated plan. 22NW has not articulated a plan or vision for the Company. They are stuck in the past and are continuing to push a status quo and a ‘stay-the-course’ agenda. READ MORE... Industry leaders with complementary, multi-disciplinary expertise. Precisely selected for DIRTT.

DIRTT’s Board exemplifies the concept of the whole being much more than the sum of its parts. MEET DIRTT’S WORLD CLASS BOARD Questions or need help voting? Contact Kingsdale Advisors: 1-866-851-2743 (Toll-free within North America) 1-416-867-2272 (Outside of North America) contactus@kingsdaleadvisors.com VOTE NOW Privacy Policy | © 2022 DIRTT Environmental Solutions DIRTT has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors. Live Chat

DIRTT How to vote letter to shareholders board of directors dirtt momentum faq contact Letter to shareholders March 24, 2022 Dear Fellow Shareholders, We are at a pivotal moment in DIRTT’s journey- and the Company’s future is in your hands. DIRTT has momentum and is now well positioned for future growth and to empower people with agile environments that flourish in times of change. A refreshed and highly qualified board of directors (the “Board”) with wide-ranging and specifically chosen complementary skill sets has responded to feedback from major shareholders and is strategically and actively refocusing the Company to improve financial performance and enhance shareholder value.

DIRTT is becoming more focused, more strategic and more responsive to the changing market. Our partners and customers are noticing, and they’re coming to us with new and distinctive opportunities. Our employees are excited to be on a high-performing team once again. Change is well underway. That’s why the vote before you is the last place we wanted to be. At this critical time, 22NW Fund, LP (“22NW”), has launched a needless, costly and time-consuming attack on DIRTT and its progress. DIRTT has made every effort to achieve a settlement, but 22NW has refused. Why? 22NW has no articulated plan. 22NW has not articulated a plan or vision for the Company. They are stuck in the past and are continuing to push a status quo and a ‘stay-the-course’ agenda. While there are lots of people with impressive resumes, only a select few have the experience and skill set DIRTT requires at this critical juncture. This is not a time to be learning on the job. The DIRTT Board is made of people who have experience operating businesses that are relevant to DIRTT. They’ve seen that, done that, know what is required in a unique industry, and have proven that they can function together at a high level. The Choice is Clear Choose DIRTT’s highly qualified and specifically selected Board that is in the middle of executing on a plan to restore growth and profitability over an underqualified and inexperienced slate. You have the power to keep DIRTT’s momentum going. Vote FOR DIRTT’s Board to secure DIRTT’s future success and to protect your investment. Live chat

DIRTT’s Refreshed and Highly Qualified Board 22NW claims “board refreshment” as a key reason for this unnecessary and costly proxy fight, but the practical effect of this is a “board takeover” by Mr. English and his slate of nominees who just aren’t up to the job. The 22NW nominees simply do not have the collective experience or skill set needed to replace DIRTT’s strategically selected directors. 22NW ignores the fact that DIRTT has been focused on thoughtful, strategic board refreshment for years through a competitive, international search process. This has resulted in the appointment of four new, highly qualified directors in the last 20 months, plus the identification of a fifth new director nominee who will add industry knowledge and expertise as well as a fresh perspective to the Board. The result is a Board with complementary experience and a common commitment to take the action needed to move DIRTT forward just as the world re-emerges from the pandemic. The Board now has the right mix of individuals with functional expertise unique to DIRTT. As a group, they provide the right balance of stability in a time of transition -thanks to Todd’s and Denise’s tenure and in-depth knowledge of the Company, a key factor for why DIRTT was able to pivot and strategically refocus so rapidly- with fresh and forward-looking ideas from our new directors to position us for an even stronger future. Adding unqualified directors to DIRTT’s methodically and strategically refreshed Board will only fracture and damage the Company, reversing the progress we have made. DIRTT needs a team of directors who complement- not detract from -each other and are focused on execution not educating themselves on the job. Staying the course is not an option, and stalling forward momentum with a wholesale replacement of the Board will squander a rare opportunity. That’s why we recommend you vote FOR only the following directors at DIRTT’s Annual and Special Meeting of Shareholders on Tuesday, April 26, 2022, at 10:00 a.m. MDT (the “Meeting”). Live chat

Charlie Chiappone Denise E. Karkkainen Todd W. Lillibridge Diana R. Rhoten Michael T. Ford Shauna R. King James (Jim) A. Lynch

A high-calibre team strategically assembled for the challenges ahead A successful Board is one that deeply understands the business and can oversee the strategic steps required to create meaningful improvements in performance. This requires strong governance knowledge, diversity of views, financial expertise, capital markets experience and an understanding of internal controls and business transformation, in addition to being credible and having the ability and willingness to devote the necessary time to be an active and engaged director. DIRTT’s strong slate of diverse nominees have this exact mix, which is then bolstered by their experience in construction, real estate, manufacturing, design and product innovation. By contrast, 22NW’s nearly all-male slate even with its recent change has an insufficient understanding of DIRTT’s business and insufficient public company experience. To put the company into the hands of largely untested directors during this pivotal time- or at any time- would be irresponsible and disastrous, especially when they do not have an articulated plan on how they would improve the Company’s performance and instead have advocated for a ‘stay-the-course’ agenda. live chat

Meaningful change, meaningful momentum IN THE LAST TWO MONTHS, your Board has: • Replaced the CEO with an interim CEO while actively searching for a suitable permanent CEO; • Reduced our fixed operating expenses by 14%; • Revised our pricing strategy; • Reconfigured and rationalized our manufacturing footprint; • Completed an 18% reduction in salaried workforce; and • Strengthened our relationships with our partners. Your Board is: • Sharpening our sales focus on high-margin products; • Continuing its ongoing expansion of strategic account initiatives; and • Streamlining how we go to market and rebranding and reposition ing DIRTT.

More specifically, by restoring management’s focus on DIRTT’s key strategic pillars of product innovation, manufacturing excellence and commercial execution, the Company has achieved: • Manufacturing excellence by expanding aluminum manufacturing at its Calgary and Savannah facilities, while closing manufacturing at the Phoenix facility. The move is expected to result in a net headcount reduction of approximately 26, and annualized cost savings of approximately $2.4 million. DIRTT is also expanding the capabilities at its Rock Hill panel plant to add Thermofoil panel, which will reduce shipping time and cost for Thermofoil panels to customers located in the East and Midwest. In aggregate, these changes equip DIRTT to produce up to $500 million in product revenue annually from the reduced, more resilient manufacturing footprint. This is the first of several capability enhancements that were envisioned when the Rock Hill plant was launched last year. • Commercial execution by establishing the DIRTT Partnership Advisory Council to provide a greater link between the Company and its clients and partners. The DIRTT Partnership Advisory Council will offer its advice on such matters as sales and marketing effectiveness, product issues and new market needs, market conditions, competitive landscape, marketing and support. • Product innovation by introducing a product development filter to focus the number of new designs, allowing for greater emphasis on core, higher-margin products. DIRTT is also making new investments in its proprietary ICE software to include more core products and improve ease of use. And this is just the beginning. There are more changes to come. DIRTT now has the right people at all levels who understand the business and vision for the Company and are committed to its success. In fact, our directors have increased their collective share ownership, with Todd Lillibridge personally owning more than twice the shares personally owned by Mr. English. All of the current directors have also elected to receive 100% of their compensation in deferred share units rather than cash, and the members of the senior executive team have all elected to receive a portion of their 2021 compensation in shares rather than cash. Live chat

22NW attempts to overtake the entire Board with no articulated plan 22NW has conducted themselves with a lack of transparency throughout this entire process. Don’t be fooled. Shareholders should be very worried what a first-time emerging fund manager’s approach to board refreshment will mean for their investment. 22NW has not articulated a plan to improve Company performance. They provided only boilerplate reasons to justify their demand for drastic Board changes, without indicating what their plan really is for the Company following those proposed changes. Why? Because Mr. English’s lack of experience means his only option—the option he had lobbied management for- is to ignore feedback from other shareholders looking for change and instead stay the course. Unlike typical proxy contests, this is one where the Board is seeking change and the activist is pushing for status quo, which has already proven to be ineffective. The fact Mr. English is content to continue down the same path exposes his lack of experience and lack of familiarity with DIRTT and its industry. 22NW has impeded Company progress with their ‘stay-the-course’ strategy in complete misalignment with DIRTT’s Board and other major shareholders. For more than six months, the Board had been working with management to proactively respond to cash flow concerns, excess capacity and a sales effort that appeared to have more potential than shown in the results. Contrary to the view of the Board and other major investors waiting to see changes, 22NW encouraged management to stay the course and maintain status quo. It was during this same time that 22NW opposed DIRTT’s critical November financing but offered no alternative. The Board responded by establishing a special committee to review executive performance and to embark on a bold change agenda that is contrary to 22NW’s stated preference to stay the course. Our February 22, 2022, announcement highlights the changes this Board fought for, and this is just the beginning.

22NW has initiated this fight at the expense of DIRTT’s shareholders. 22NW is proposing to replace the entire Board of DIRTT’s highly qualified directors without articulating any concrete plan on how 22NW’s nominees could improve company performance. This drastic initiative was totally unnecessary. The Board unanimously determined that an off-cycle, ad hoc appointment of Mr. English was not in the best interest of the Company, particularly at a time when the Board was focused on implementing the change now underway, and therefore told Mr. English his candidacy would be considered in February 2022. Unfortunately, Mr. English was unwilling to wait and as a result, eliminated a path to a resolution by proposing to replace DIRTT’s diverse Board with his handpicked nominees, which until recently was comprised of an all-male slate. To make matters worse, if 22NW and Mr. English gain control of the Company, DIRTT’s shareholders will be stuck with the bill. 22NW and Mr. English have already disclosed they will be claiming their costs associated with the proxy fight they started from your Company, a move that will only hurt the Company’s finances and negatively impact your investment. 22NW remains stuck in the past While the Board was trying to move the Company forward, 22NW remained focused on staying the course, as illustrated by its communications with the Company and a press release, including: • On June 17, 2021, a representative of 22NW stated in an email to the former CEO of the Company, “ ... we’re impressed with what we saw and heard. We’re excited to watch you continue to execute on the plan and see the DIRTT value proposition flow through the financials. Looking forward to staying in touch and being collaborative, supportive shareholders.” Live chat

• On August 12, 2021, the same representative emailed the Company stating, “ ... our conviction in the DIRTT strategy, opportunity and leadership of this company; nothing has changed on our end, we remain supportive and collaborative as the company executes on the plan despite a less than favorable environment.” • On September 10, 2021, Mr. English expressed the view that he was a big supporter of management, including the Company’s former CEO, on the direction of the Company’s business. • On November 5, 2021, another representative of 22NW stated in an email to the Company, “The professionalism and urgency shows. The DIRTT team is very atypical for small/micro cap land, and I know all of us over here are appreciative of the team’s efforts.” • On March 4, 2022, 22NW issued a press release in which it continued to express strong support for the Company’s former CEO.

The way forward Ensuring the success of DIRTT and your investment means you need a Board that was specifically brought together to seize the opportunity we have today. One that has the experience, the skill sets and the right mix of historical knowledge and fresh perspectives to continue the high-performance transformation that has already begun, and to continue to push the Company forward in its financial performance and toward profitability. For further details on DIRTTs plan, 22NW’s disruptive actions and why our slate of nominees is the right Board to propel the Company into its next phase, please see “Discussion of DIRTTs Position” and “Shareholders’ Q&A Relating to the Requisition. “ Protect your investment Choose DIRTT’s recommended and refreshed Board. Vote the BLUE proxy FOR DIRTT’s nominees. Your vote is critical no matter how many shares you own . We encourage you to vote well before the deadline of 10:00 a.m. (MDT) on Friday, April 22, 2022. Voting is fast and easy. If you have any questions or need help voting, please contact Kingsdale Advisors: 1-866-851-2743    (Toll-free within North America) 1-416-867-2272 (Outside of North America) E maiI:    contactus@ki ngsdaleadvisors. com Sincerely, Todd W. Lillibridge, Board Chair and Interim President and Chief Michael T. Ford, Interim Lead Director Charlie Chiappone, Director Live chat

Denise E. Karkkainen, Director Shauna R. King, Director James (Jim) A. Lynch, Director Diana R. Rhoten, Director Questions or need help voting? Contact kingsdale advisors: 1-866-851-2743 (toll-free within north America) 1-416-867-2272 (outside of north America) contactus@kingsdaleadvisors.com vote now DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions DIRTT has fi led a definitive proxy statement (the “Definitive Proxy Statemenf’) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTI, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTI’s Annual Report on Form 10-K for the fiscal year ended December 31 , 2021, as filed with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTI’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, witlhout charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.

Dirtt How to vote letter to shareholders board of directors dirtt momentum faq contact How to vote Stick with the change you can trust. Vote the BLUE proxy for DIRTT’s momentum. In order to be used at the Meeting, your BLUE form of proxy must be submitted by 10:00 a.m. (MOT) on April 22, 2022.

Registered Shareholders You are a registered shareholder if your name appears on the share certificate. At the Meeting: Complete a ballot in person or online. To attend and participate in the virtual Meeting, you will need your 15-digit control number, which can be found on the BLUE proxy card. Online: Vote online at www.voteRroXY.online.com with your 15-digit control number. Phone: Call with your 15-digit control number: 1-866-732-8683 (Canada and the U.S.) 312-588-4290 (outside of Canada and the U.S.) Fax: Complete, sign and date the BLUE proxy card and send to: 1-866-249-7775 (Canada and the U.S.) 1-416-263-9524 (outside of Canada and the U.S.) On the fax please write: To the Toronto Office of Computershare, Attn: Proxy Department Mail: Complete, sign and date the BLUE proxy card and send to: Computershare Trust Company of Canada Attn: Proxy Department Non-Registered {Beneficial) Shareholders You are a beneficial shareholder if your shares are held through a bank, broker or other intermediary. At the Meeting: You may vote your Common Shares at the Meeting (in person or virtually) by appointing yourself as the proxyholder for your Common Shares before the Meeting in accordance with the BLUE voting instruction form (VIF) given to you by your intermediary, returning the BLUE V IF to your intermediary in accordance with the instructions, and registering yourself as proxyholder with Computershare. You will then receive a separate invitation code to virtually attend and participate at the Meeting. Online: Vote online at www.voteRrOXY.online.com with your 16-digit control number that is on the BLUE V IF. Phone: Call 1-800-454-8683 with your 16-digit control number. Mail: Complete, date and sign the BLUE VI F in accordance with the guidelines in the VI F. Live chat

8th Floor, 100 University Avenue Toronto, Ontario, M5J 2Y1 Questions or need help voting? Contact kingsdale advisors: 1-866-851-2743 (toll-free within north America) 1-416-867-2272 (outside of north America) contactus@kingsdaleadvisors.com DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions DIRTT has filed a definitive proxy statement (the “Definitive Proxy Statement’’) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K    for the fiscal year ended December 31, 2021, as filed with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTI’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, ~wtw.sec.gov. DIRTT’s shareholders can also obtain, witlhout charge, a copy of the Definitive Proxy Statement and other relevant fi led documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors. Live chat

Dirtt How to vote letter to shareholders board of directors dirtt momentum faq contact
Board of directors
Industry leaders with complementary, multi-disciplinary expertise. Precisely selected for DIRTT.
The process of building the right Board for DIRTT has been centered around a thorough understanding of the Company’s specific needs today and into the future.

Todd W. Lillibridge
Board Chair, Interim CEO Director Since: 2017
One of Healthcare Real Estate’s Most Experienced and Respected Executives
Todd is an admired healthcare industry thought leader with extensive executive management experience including enterprise leadership, strategic planning, capital markets, facility development and property operations.
Michael T. Ford
Interim Lead Director Director Since: 2020
Microsoft’s Real Estate Expert
Michael brings over 20 years of global, business, financial management and technology experience to DIRTT’s boardroom table.
As Corporate Vice President of Global Real Estate & Security at Microsoft, Michael leads a global team of real estate and security
Charlie Chiappone
Director Since: NA
Bringing a Wealth of Industry Expertise to DIRTT
With more than 25 years of experience spanning product development, marketing and operations in the plastics, silicone, steel and commercial construction industries, Charlie brings a rich blend of functional expertise and executive leadership.
Live Chat
Charlie has mo ed as Senior

Todd spent his career building an $8 billion enterprise within the healthcare industry-one of DIRTT’s verticals with the greatest growth potential. He is a founder who institutionalized an entire asset class in healthcare real estate by creating one of the nation’s largest medical office and outpatient platforms in the United States spanning over 30+ states and 200+ markets, with over 400 of the most admired hospitals and health systems in the country. Todd’s network reaches deep into large, institutionally owned enterprises, public companies and private and public boards, including two of the nation’s leading academic medical centers- Rush University Medical Center and Medical University of South Carolina. He also serves as a Senior Advisor to Blackstone Real Estate Services, LLC.
Since becoming interim CEO in January 2022, Todd and the refreshed Board have begun to rapidly restore management’s focus on DIRTT’s strategic pillars. Leveraging his hands-on leadershi a roach. Todd professionals responsible for delivering connected, accessible and sustainable workplaces at one of the most advanced and respected organizations on the planet.
Under his focus and leadership, Michael and his team enable every person and organization at Microsoft to achieve more through the delivery of environments that foster collaboration, inspiration, productivity, creativity and a growth mindset.
Michael oversees the entire real estate life
cycle from planning to delivery, as well as operations and security for Microsoft’s worldwide, multi-billion-dollar real estate portfolio, which covers over 40 million square feet, across 113 countries, supporting more than 200,000 employees globally. Michael brings an extraordinary expertise and skill set to the DIRTT team as well as being an audit committee financial expert within the meaning of SEC regulations.
Vice President, Ceilings and Wall Solutions, at Armstrong World Industries, Inc. (retired
April 1, 2022), an internationally renowned leader in the design and manufacture of walls, ceilings and suspensions systems, where Charlie played a pivotal role in developing strategic, driven leaders dedicated to the growth of the company. Prior to his work at Armstrong, Charlie was the President and CEO of Alloy Polymer,
Inc., a global plastic manufacturer, where he led extensive strategic growth and continuous improvement initiatives.
Charlie has the knowledge to hit the ground running with DIRTT’s Board and further reflects DIRTT’s best-in-class approach to
Board renewal .
Live chat

immediately began executing an optimization plan that reduced the fixed cost structure by 14%, eliminated 18% of the salaried workforce and, at the same time, placed an intense focus on top line revenue growth. Included in the 90-day optimization plan are initiatives to better enable DIRTT’s partner network to generate incremental revenue and expand strategic account effectiveness to secure larger scale revenue opportunities, while simultaneously launching a strategic marketing plan and rebrand.
As DIRTT undertakes its ambitious growth agenda , Todd’s knowledge of the health care industry and national client relationships, and his healthcare real estate expertise and track record, remains vital to the Company’s success.

Denise E. Karkkainen
Director Since: 2015
Strategic, Real Estate and Governance Leader
An accomplished and recognized leader with over 30 years of experience in developing, owning and managing commercial real estate in publicly and privately owned companies in Canada and the United States, Denise has a deep understanding of what developers, owners and tenants value in
Shauna R. King
Director Since: 2020
Pepsi’s Transformation Leader
Shauna is a highly qualified, results-driven management executive, officer and seasoned board member with proven P&L accountability and broad-based experience in general management, strategy, finance, accounting, sales, marketing, business transformation and information technology. Her decades of success have come both as part of management teams and in the
James (Jim) A. Lynch
Director Since: 2021
Product and Services Innovator
An accomplished technology leader, Jim brings to DIRTT over 30 years of strategic leadership experience in product development, product management, marketing, sales and customer success.
As Senior Vice President and General Manager of Autodesk Construction Solutions, Jim company’s Live chart firsthand knowledge of the power of DIRTT’s
solutions and how transformative it is for the many stakeholders involved throughout the entire life cycle of interiors.
Denise is also a governance expert with
deep experience leading transformational change. Identifying early on the need to reshape DIRTT’s Board from that of a founder-led organization to one of a publicly traded company with potential to reach revenues of over $500 million, Denise is the architect behind DIRTT’s multi-year Board
refreshment process. Under her leadership,
DIRTT appointed four new, highly qualified directors in less than two years, each of whom were specifically selected to drive the Company forward and executed a carefully planned Board leadership transition resulting in the appointment of a new Board Chair and two new Committee Chairs, all of whom are imminently qualified in their new roles.
Denise has led and overseen critical elements of the ongoing transformation of
Dirtt her leadership and deep Knowledge
boardroom.
Shauna has extensive cross-functional
leadership experience at two of the most well-known and respected organizations in the world. At Yale University, she was Vice President of Finance and Business Operations and a member of the Yale
Investment Committee. At PepsiCo, Inc., Shauna served as President of PepsiCo
Business Solutions Group, Global Chief Information Officer and Chief Transformation
Officer. Shauna is an audit committee
financial expert within the meaning of SEC regulations and has served as Chair of the Audit Committee on several boards, including DIRTT. As a member of the National Association of Corporate Directors, she is well versed in governance and compliance issues.
Shauna’s senior leadership experience with a Fortune 100 provides a solid foundation for
DIRTT’s transformation into a bigger, better, more valuable company.
efforts to create and deliver products and services to accelerate the construction industry’s transformation from analog-based
processes to digital workflows. Prior to leading Autodesk Construction Solutions, Jim was a key contributor in scaling Revit into one of Autodesk’s flagship products and establishing BIM as an AEC industry standard .
With deep expertise in B2B technology
tailored for the construction industry, Jim has unique visibility into the market of DIRTT’s proprietary ICE software and DIRTT’s customers.
Live chat

of DIRTT’s business, customers and history has allowed for a seamless transition during a time of rapid change, positioning the Company for long-term growth and success.
As DIRTT continues to move forward,
Denise’s wide perspective on the Company, its industry and its history is vital to ensuring the right choices are made going forward.
Diana R. Rhoten
Live chat

Director Since: 2021
ESG and Change Management Leader
A proven and recognized strategic leader, Dr. Diana Rhoten is an ESG (environmental, social and governance) expert with extensive corporate, consulting, organizational development, change management and business design experience, particularly during complex moments of strategic growth and change.
Diana is currently a Design and Innovation Strategist at differential Design, a strategy consulting firm. Prior to that, as Managing Director at IDEO, a $150 million global design and innovation firm, she returned the firm’s New York office to financial profitability in her first year. Diana’s experience also includes her role as Chief Strategy Officer at Amplify, an education technology subsidiary of News Corp., where she was responsible for integrating that $400 million venture as well as creating and executing Amplify’s brand and business strategy. She has led,
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advised and consulted a full spectrum of companies from accelerator funded start-ups to the most sophisticated Fortune 500 covering financial services, healthcare, higher education, government, media and technology sectors, three of which are among DIRTT’s four key verticals. Diana’s diverse advisory and board experience in the education, health, media and technology sectors includes serving as Chair and member of various committees.
As ESG demands from the market, shareholders and regulators intensify and understanding the needs of DIRTT’s customers becomes more complex, Diana is the leading change agent DIRTT needs in order to stay ahead in the market.

Questions or need help voting? Contact kingsdale advisors:
1-866-851-2743 (toll-free within north America)
1-416-867-2272 (outside of north America)
contactus@kingsdaleadvisors.com
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DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions
DIRTT has fi led a definitive proxy statement (the “Definitive Proxy Statemenf’) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the lv’leeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as fi led with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED W ITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without charge, a copy of the Defi nitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.

Dirtt How to vote letter to shareholders board of directors dirtt momentum faq contact
Dirtt momentum
In the last two months, your Board:
Has replaced the CEO with an interim CEO while actively searching for a suitable permanent replacement CEO
Is sharpening the sales focus on high-margin products
Has strengthened relationships with partners

Has reduced fixed operating expenses by 14°/o
Has revised the pricing strategy
Has reconfigured and rationalized the manufacturing footprint
Is streamlining how DIRTT goes to market
Is rebranding and repositioning the Company
More specifically, by restoring management’s focus on DIRTT’s key strategic pillars of product innovation, manufacturing excellence and commercial execution, the Company has achieved:
• Product innovation by introducing a product development filter to focus the number of new designs, allowing for greater emphasis on core, higher-margin products. DIRTT is also making new investments in its proprietary ICE software to include more core products and improve ease of use.
• Manufacturing excellence by expanding aluminum manufacturing at its Calgary and Savannah facilities, while closing manufacturing at the Phoenix facility. The move is expected to result in a net headcount reduction of approximately 26, and annualized cost savings of approximately $2.4 million. DIRTT is also expanding the capabilities at its Rock Hill panel plant to add Thermofoil panel, which will reduce shipping time and cost for Thermofoil panels to customers located in the East and Midwest. In aggregate, these changes equip DIRTT to produce up to $500 million in product revenue annually from the reduced, more resilient manufacturing footprint. This is the first of several Live Chat enhancements that were envisioned when the Rock Hill plant was launched last year.
• Commercial execution by establishing the DIRTT Partnership Advisory Council to provide a greater link between the Company and its clients and partners. The DIRTT Partnership Advisory Council will offer its advice on such matters as sales and marketing effectiveness, product issues and new market needs, market conditions, competitive landscape, marketing and support.
And this is just the beginning. There are more changes to come. DIRTT now has the right people at all levels who understand the business and vision for the Company and are committed to its success.
Questions or need help voting? Contact kingsdale advisors:
1-866-851-2743 (toll-free within north America)
1-416-867-2272 (outside of north America)
contactus@kingsdaleadvisors.com
vote now

DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions
DIRTT has fi led a definitive proxy statement (the “Definitive Proxy Statemenf’) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the lv’leeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K    for the fiscal year ended December 31 , 2021, as fi led with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS F ILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.
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Dirtt How to vote letter to shareholders board of directors dirtt momentum faq contact
Frequently asked questions
1. Why is 22NW seeking to overtake the Board?
22NW and its underqualified, handpicked slate of predominantly male nominees have no articulated plan to improve performance of the Company. When asked to wait to be considered as part of the Board election process for the 2022 annual general meeting, Mr. English refused and initiated the requisition instead. Because the Company’s numerous documented attempts to engage and negotaate in December and January were declined, we have no more answers.
2. What is the difference between DIRTT’s plan and the Dissident’s plan?
DIRTT has a plan. 22NW only proposed a plan to create a plan.

DIRTT has a well-defined strategic plan, developed with the long-term interests of the Company and its stakeholders in mind, being overseen by a highly qualified Board comprised of individuals with a track record of success. Additionally, with a new and experienced interim CEO in place and an active search for a suitable permanent CEO underway, the Board is confident that its plan will lead to improved results based on manufacturing excellence, commercial execution and continued innovation. Despite the unnecessary distraction that the requisition has caused, the Board remains focused on the Company’s business as its priority and is committed to engaging with all stakeholders as it moves forward with the execution of its plan.
22NW has not articulated a plan to date. 22NW’s proxy statement merely cites some boilerplate reasons for the requisition commonly stated in most proxy fights, but does not reflect a clear vision or plan for how it could improve
Company performance. Unlike typical proxy contests, this is one where the board is seeking change and the activist is seeking to maintain the status quo, which has already proven to be in need of adj ustment and refocus. The requisition by 22NW and Mr. English is being done at the expense of other shareholders. Moreover, it would appear that 22NW supported and actively encouraged the stay-the-course plan favored by previous management, which the Board vehemently disagreed with and which is misaligned with other shareholders wanting change. This resulted in a multi-month delay to the implementation of the changes necessary to improve the Company’s performance and enhance shareholder value.
3. Is DIRTT in favor of shareholder representation on the Board?
Yes. In fact, the Company has a history of appointing directors nominated by significant shareholders in circumstances where such appointments are beneficial to all shareholders. The Company is open to having qualified directors on its Board . However, 22NW’s slate of nominees are underqualified and have no clear understanding of DIRTT’s business and insufficient public company experience. To put the Company into the hands of an untested group of directors that has presented no articulated plan could be disastrous. Live Chat

4. How many shares do the current directors of the Company own? Will they increase their ownership if elected?
As of March 14, 2022, the current directors of the Company collectively own over 635,000 shares and 361,000 deferred share units, each of which has a value equivalent to a common share of the Company. DIRTT now has the right people at all levels who understand the business and vision for the Company and are committed to its success. In fact, our directors have increased their collective share ownership, with Todd Lillibridge personally owning more than twice the shares personally owned by Mr. English. All of the current directors have also elected to receive 100% of their compensation in deferred share units rather than cash, and the members of the senior executive team have all elected to receive a portion of their 2021 compensation in shares rather than cash.
5. Could this proxy fight have been avoided?
Yes, but 22NW has refused to conduct itself in a constructive manner. Our Board has made numerous attempts to accommodate 22NW’s views and end the proxy fight and remains open to a responsible settlement.
Prior to receiving the requisition, the Board offered on two occasions to consider Mr. English’s candidacy as a director as part of the Board election process for the 2022 annual general meeting. Since receiving the requisition, the Board has made several attempts to negotiate with 22NW, including offering to have discussions on a without-prejudice basis on at least three separate occasions on December 10, 2021, January 4 , 2022, and January 7, 2022, but 22NW has rebuffed our offers to meet and negotiate. 22NW is demanding a wholesale Board change with new, overall inexperienced directors. In doing so, 22NW completely ignores the need for any continuity to ensure successful execution of DIRTT’s strategic plan.

22NW’s demands also ignore the substantial Board refreshment that has already taken place in recent years, including the addition of Michael T. Ford, Shauna R. King, James (Jim) A. Lynch and Diana R. Rhoten within the past 20 months and the nomination of Charlie Chiappone to be considered at the Meeting. These individuals are all independent and bring a breadth of relevant experience and knowledge to the Board.
6. Is the Board making changes now only in response to 22NW and the Requisition?
No. Our strategic plan and efforts to implement changes to restore growth and profitability were well underway before 22NW initiated the requisition. The Board has been attempting to drive these changes, among others, for several quarters but was impeded by the unhelpful actions of 22NW in its support for the status quo plans and its efforts to obtain a Board seat for Mr. English. With a new interim CEO in place and an active search for a permanent CEO underway, as well as a slate of highly qualified and diverse directors, the Board is confident that DIRTT will be able to successfully execute on its plan to enhance Company performance and deliver value to all shareholders.
7. Who should I contact for more information or assistance in voting my shares?
Kingsdale Advisors is the Company’s strategic shareholder advisor and proxy solicitation agent and can assist you with any questions related to this Meeting.
You can contact them at 1-866-851-2743    or contactus@kingsdaleadvisors.com.

Questions or need help voting? Contact kingsdale advisors:
1-866-851-2743 (toll-free within north America)
1-416-867-2272 (outside of north America)
contactus@kingsdaleadvisors.com
vote now
DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions
DIRTT has fi led a definitive proxy statement (the “Definitive Proxy Statemenf’) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the lv’leeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31 , 2021, as fi led with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without ch,arge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors. Live Chat

Dirtt How to vote letter to shareholders board of directors dirtt momentum faq contact
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DIRTT Privacy Policy I© 2022 DIRTT Environmental Solutions
DIRTT has filed a definitive proxy statement (the “Definitive Proxy Statement’ ) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting. DIRTI, its directors and certain members of its executive officers are participants in the solicitation of proxies from shareholders in respect of the lv1eeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 , as filed with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, A lberta, Canada T2C 1N6    or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.
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